UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2017
Date of Report (Date of earliest event reported)
_____________________________

PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
_____________________________

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code: (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2017, Michael Machado informed PICO Holdings, Inc. (the “Company”) that he does not wish to stand for reelection as a director at the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”).

As part of the Company’s plan to maintain a Board of Directors of five directors following the Annual Meeting, on January 27, 2017, the Company entered into an agreement (the “Agreement”) with Bandera Partners LLC and certain affiliates thereof (collectively, “Bandera”). Bandera is deemed to beneficially own 967,052 shares of the Company’s common stock. Pursuant to the Agreement, the Company will nominate Gregory Bylinsky to stand for election as a member of the Company’s Board of Directors (the “Board”) at the Annual Meeting. Additionally, Mr. Bylinsky will become a non-voting observer of the Board through the Annual Meeting, effective immediately.

Under the terms of the Agreement, Bandera has agreed, among other things, that it will appear in person or by proxy at the Annual Meeting and that subject to certain exceptions, it will vote all shares of the Company’s common stock beneficially owned by Bandera at the Annual Meeting (i) in favor of the Company’s nominees to the Board included in the Company’s slate of directors for the Annual Meeting, (ii) in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) in favor of, on an advisory basis only, unifying the roles of the chairman of the Board and Chief Executive Officer, and (iv) in accordance with the Board’s recommendation with respect to (a) any Company proposal to reincorporate the Company from California to Delaware, and (b) the Company’s “say-on-pay” proposal and “say-on-pay” frequency proposal presented at the Annual Meeting. In addition, Bandera has agreed to abide by certain standstill provisions.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided above in Item 1.01 is incorporated herein by reference.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
99.1	Agreement dated January 27, 2017, by and among PICO Holdings, Inc., Bandera Partners LLC, Bandera Master Fund L.P., Gregory Bylinsky and Jefferson Gramm.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the Annual Meeting (the “2017 Proxy Statement”). SHAREHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2016 Annual Meeting of Shareholders (the “2016 Proxy Statement”), filed with the SEC on May 31, 2016. To the extent holdings of the Company’s securities by such potential participants have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Shareholders will be able to obtain the 2017 Proxy Statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website (http://investors.picoholdings.com) or by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling the Company’s Corporate Secretary at (858) 456-6022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017

PICO HOLDINGS, INC.

By:	/s/ John T. Perri
Name:	John T. Perri
Title:	Chief Financial Officer